Exhibit 99.1

TEREX A.S.V.

Combined Financial Statements

(With Independent Auditors’ Report Thereon)

December 31, 2013

TEREX A.S.V.

COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE

YEAR ENDED DECEMBER 31, 2013

Crowe Horwath LLP Independent Member Crowe Horwath International

INDEPENDENT AUDITOR’S REPORT

Board of Directors and Management

Terex Corporation

Report on the Financial Statements

We have audited the accompanying financial statements of Terex A.S.V. which comprise the combined balance sheet as of December 31, 2013, and the related combined statements of operations, changes in net parent investment, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

- Continued -

1.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Terex A.S.V. as of December 31, 2013, and the results of its combined operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Basis of Presentation

The accompanying combined financial statements have been carved out from Terex Corporation’s historical accounting records. As discussed in Notes 1 and 8 to the combined financial statements, certain expenses reflected in the combined statement of operations have been allocated and represent corporate and segment related functions and shared services used by Terex A.S.V. Our opinion is not modified with respect to this matter.

As disclosed in Note 10 of the Notes to the combined financial statements, on October 29, 2014, Manitex International, Inc. and Terex announced they had formed a joint venture in Terex A.S.V.. As a result of the agreement, Manitex purchased 51% of Terex A.S.V., for twenty-five million dollars ($25,000,000). The sale finalized on December 19, 2014. Our opinion is not modified with respect to this matter.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Oak Brook, Illinois

February 27, 2015

2.

TEREX A.S.V.

COMBINED STATEMENT OF OPERATIONS

(Dollars in thousands)

Year Ended December 31, 2013
Net sales	$138,243
Cost of goods sold	(127,123)

Gross profit	11,120
Selling, general and administrative expenses	(10,546)
Allocated expenses from parent	(2,066)

Loss from operations	(1,492)
Other income (expense):
Other income, net	65

Loss before income tax benefit	(1,427)
Benefit from income taxes	714

Net loss	$(713)

The accompanying notes are an integral part

of these combined financial statements.

3.

. TEREX A.S.V.

COMBINED BALANCE SHEET

(Dollars in thousands)

December 31, 2013
Assets
Current assets
Cash	$2
Trade receivables (net of allowance of $160)	19,216
Trade receivables from affiliates	955
Inventories	30,527
Deferred income taxes	1,570
Other current assets	127

Total current assets	52,397
Non-current assets
Property, plant and equipment, net	19,484
Intangible assets, net	53,480
Other assets	1,592

Total assets	$126,953

Liabilities and Net Parent Investment
Current liabilities
Trade accounts payable	$13,436
Trade payables to affiliates	174
Accrued compensation and benefits	838
Accrued warranties	2,755
Other current liabilities	494

Total current liabilities	17,697
Non-current liabilities
Deferred income taxes	22,049
Other non-current liabilities	1,715

Total liabilities	41,461

Commitments and contigencies
Net parent investment
Net parent investment	85,492

Total net parent investment	85,492

Total liabilities and net parent investment	$126,953

The accompanying notes are an integral part

of these combined financial statements.

4.

TEREX A.S.V.

COMBINED STATEMENT OF CHANGES IN NET PARENT INVESTMENT

(Dollars in thousands)

Net Parent
Investment
Balance at December 31, 2012	$92,999
Net loss	(713)
Net transfers to parent	(6,794)

Balance at December 31, 2013	$85,492

The accompanying notes are an integral part

of these combined financial statements.

5.

TEREX A.S.V.

COMBINED STATEMENT OF CASH FLOWS

(Dollars in thousands)

Year Ended
December 31, 2013
OPERATING ACTIVITIES
Net loss	$(713)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation	1,860
Amortization	8,025
Deferred income taxes	(3,313)
Gain on sale of assets	(14)
Changes in operating assets and liabilities:
Trade receivables	(5,824)
Trade receivables from affiliates	(442)
Inventories	2,273
Trade accounts payable	6,953
Trade payables to affiliates	15
Accrued compensation and benefits	37
Accrued warranties	70
Other	(182)

Net cash provided by operating activities	8,745
INVESTING ACTIVITIES
Capital expenditures	(1,972)
Proceeds from sale of assets	22

Net cash used in investing activities	(1,950)

FINANCING ACTIVITIES
Net transfers to parent	(6,794)

Net cash used in financing activities	(6,794)

Net Increase in Cash	1

Cash at Beginning of Period	1

Cash at End of Period	$2

The accompanying notes are an integral part

of these combined financial statements.

6.

TEREX A.S.V.

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in thousands, unless otherwise noted)

NOTE 1 – BASIS OF PRESENTATION

Nature of Operations. The accompanying combined financial statements present, on a historical cost basis, the combined assets, liabilities, revenues and expenses related to the Terex A.S.V. business (“ASV” or the “Company”) of Terex Corporation (“Parent” or “Terex”).

The Company primarily designs, manufactures and markets skid steer loaders and compact track loaders as well as related parts for use primarily in the construction, landscaping, and agricultural industries. The Company’s headquarters and manufacturing facility is located in Grand Rapids, Minnesota. Products are marketed and sold in the United States, Latin America and Australia.

Basis of Presentation. Throughout the period covered by the combined financial statements, ASV operated as a part of Terex. Consequently, stand-alone financial statements have not been historically prepared for ASV. The ASV business has been historically reflected primarily within two Terex legal entities: ASV, Inc. (dedicated entity) and Terex USA, LLC (shared entity). The combined financial statements have been “carved out” of Terex’s historical accounting records. As such, the combined financial position, results of operations and cash flows of the Company may not be indicative of the Company had it been a separate stand-alone entity during the periods presented. Additionally the results stated herein may not be indicative of what the Company’s financial position, results of operations and cash flows may be in the future.

The Company’s combined financial statements include all revenues, costs, assets and liabilities directly attributable to its business. In addition, certain expenses reflected in the Combined Statement of Operations have been allocated and represent corporate and segment related functions and shared services used by ASV. Management considers the expense allocation methodology and results to be reasonable. However, these allocations may not be indicative of the actual expenses the Company may have incurred as a stand-alone entity during the period presented nor are these costs necessarily indicative of what the Company will incur in the future. See Note 8 – “Related Party Transactions” for more information.

As more fully described in Note 2 – “Summary of Significant Accounting Policies” and Note 3 “Income Taxes,” current and deferred income taxes and related tax expense have been determined based on the stand-alone results of ASV by applying Accounting Standards Codification 740, Income Taxes (ASC 740), issued by the Financial Accounting Standards Board (FASB), to ASV operations as if it were a separate taxpayer (i.e. following the separate- return methodology).

All charges and allocations of cost for facilities, functions, and services performed by Terex organizations have been deemed paid by ASV to Terex in the period in which the cost was recorded in the Combined Statement of Operations. ASV’s portion of current income taxes payable is deemed to have been remitted to Terex in the period the related tax expense was recorded.

The Parent uses a centralized approach to cash management and financing its operations. Accordingly, none of the cash, cash equivalents, debt, or related interest expense has been allocated from the Parent to the combined financial statements. Transactions between the Terex and ASV are reflected as “Net transfers to parent” within the Company’s Combined Statement of Changes in Net Parent Investment and the Company’s Combined Statement of Cash Flows. Transactions between ASV and other Terex entities are reflected as related party transactions. See Note 8 – “Related Party Transactions” for more information.

- Continued -

7.

TEREX A.S.V.

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in thousands, unless otherwise noted)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (GAAP). The significant accounting policies described below, together with the other notes that follow, are an integral part of the combined financial statements.

Principles of Combination. The combined financial statements include the Company’s net assets and results of operations as described above. All material intracompany balances, transactions, and profits within the combined financial statements have been eliminated.

Use of Estimates. The preparation of financial statements in conformity with GAAP requires management to make estimates that affect the reported amounts of assets, liabilities, income and expense. Estimates including those related to allowance for doubtful accounts, materials and inventory obsolescence, property and equipment depreciation, intangible amortization, long-lived asset impairment assumptions, allocated expenses, income taxes, warranties, and contingencies are evaluated on a regular basis. Actual amounts could differ from such estimates.

Cash. As described further in Note 8 – “Related Party Transactions,” the Company participates in Terex’s centralized cash management program. Cash reflected on the Company’s Combined Balance Sheet represents petty cash maintained separately by the Company.

Inventories. Inventories are stated at the lower of cost or market (“LCM”) value. Cost is determined principally by the first-in, first-out (“FIFO”) method. In valuing inventory, management is required to make assumptions regarding the level of reserves required to value potentially obsolete or over-valued items at the lower of cost or market. These assumptions require the Company to analyze the aging of and forecasted demand for its inventory, forecast future products sales prices, pricing trends and margins, and to make judgments and estimates regarding obsolete or excess inventory. Future product sales prices, pricing trends and margins are based on the best available information at that time including actual orders received, negotiations with the Company’s customers for future orders, including their plans for expenditures, and market trends for similar products. The valuation of used equipment taken in trade from customers requires the Company to use the best information available to determine the value of the equipment to potential customers. This value is subject to change based on numerous conditions. Inventory reserves are established taking into account age, frequency of use, or sale, and in the case of repair parts and the installed base of machines. While calculations are made involving these factors, significant management judgment regarding expectations of future events is involved. Future events that could significantly influence the Company’s judgment and related estimates include general economic conditions in markets where the Company’s products are sold, new equipment price fluctuations, actions of the Company’s competitors, including the introduction of new products and technological advances, as well as new products and design changes the Company introduces. The Company makes adjustments to its inventory reserve based on the identification of specific situations and increases its inventory reserves accordingly. As further changes in future economic or industry conditions occur, the Company will revise the estimates that were used to calculate its inventory reserves.

If actual conditions are less favorable than those the Company has projected, the Company will increase its reserves for LCM, excess and obsolete inventory accordingly. Any increase in the Company’s reserves will adversely impact its results of operations. The establishment of a reserve for LCM, excess and obsolete inventory establishes a new cost basis in the inventory. Such reserves are not reduced until the product is sold.

Intangible Assets. Intangible assets include purchased patents, trademarks and customer relationships. These definite lived intangible assets are amortized on a straight-line basis over the respective estimated useful lives, which range from five to fifteen years.

- Continued -

8.

TEREX A.S.V.

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in thousands, unless otherwise noted)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, Plant and Equipment. Property, plant and equipment are stated at cost. Expenditures for major repairs and improvements are capitalized to the extent they extend the useful life of the asset. Expenditures for routine maintenance and repairs not expected to extend the life of an asset beyond its normal useful life are charged to expense when incurred. Plant and equipment are depreciated over the estimated useful lives (three to twenty years) of the assets under the straight-line method of depreciation for financial reporting purposes and both straight-line and other methods for tax purposes. Property, Plant, and Equipment to be disposed of by sale are not depreciated while they are held for sale.

Impairment of Long-Lived Assets. The Company’s policy is to assess the realizability of long-lived assets, including definite-lived intangible assets, and to evaluate such assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets (or group of assets) may not be recoverable. Impairment is determined to exist if the estimated future undiscounted cash flows are less than the carrying value. Future cash flow projections include assumptions for future sales and working capital levels, among others. The Company uses data developed by management as well as macroeconomic data in making these calculations. The amount of any impairment then recognized would be calculated as the difference between estimated fair value and the carrying value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying value or fair value less cost to dispose. The Company did not have any impairment for the year ended December 31, 2013.

Accounts Receivable and Allowance for Doubtful Accounts. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company determines the allowance based on individual customer review and current economic conditions. The Company reviews its allowance for doubtful accounts at least quarterly. Individual balances exceeding a threshold amount that are over 90 days past due are reviewed individually for collectability. All other balances are reviewed on a pooled basis by type of receivable. Account balances are charged off against the allowance when the Company determines it is probable the receivable will not be recovered. Substantially all receivables were trade receivables at December 31, 2013.

Revenue Recognition. Revenue and related costs are generally recorded when products are shipped and invoiced to either independently owned or operated dealers or to customers. Shipping and handling charges are recorded in cost of goods sold.

Revenue generated in the United States is recognized when title and risk of loss pass from the Company to its customers which occurs upon shipment when terms are FOB shipping point (which is customary for the Company) and upon delivery when terms are FOB destination. The Company also has a policy, which requires it to meet certain criteria in order to recognize revenue, including satisfaction of the following requirements:

a)	Persuasive evidence that an arrangement exists;

b)	The price to the buyer is fixed or determinable;

c)	Collectability is reasonably assured; and

d)	The Company has no significant obligations for future performance.

In circumstances where the sales transaction requires acceptance by the customer for items such as testing on site, installation, trial period or performance criteria, revenue is not recognized unless the following criteria have been met:

a)	Persuasive evidence that an arrangement exists;

b)	Delivery has occurred or services have been rendered;

c)	The price to the buyer is fixed or determinable;

d)	Collectability is reasonably assured; and

e)	The customer has signed off on the acceptance, the time period has elapsed or the Company has otherwise objectively demonstrated that the criteria specified in the acceptance provisions have been satisfied.

- Continued -

9.

TEREX A.S.V.

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in thousands, unless otherwise noted)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In addition to performance commitments, the Company analyzes factors such as the reason for the purchase to determine if revenue should be recognized. This analysis is done before the product is shipped and includes the evaluation of factors that may affect the conclusion related to the revenue recognition criteria as follows:

a)	Persuasive evidence that an arrangement exists;

b)	Delivery has occurred or services have been rendered;

c)	The price to the buyer is fixed or determinable; and

d)	Collectability is reasonably assured.

Accrued Warranties. The Company records accruals for potential warranty claims based on its claim experience. The Company’s products are typically sold with a standard warranty covering defects that arise during a fixed period.

A liability for estimated warranty claims is accrued at the time of sale. The liability is established using historical warranty claim experience for each product sold. Historical claim experience may be adjusted for known design improvements or for the impact of unusual product quality issues. Warranty reserves are reviewed quarterly to ensure critical assumptions are updated for known events that may affect the potential warranty liability.

The following table summarizes the changes in the combined accrued warranty liability:

Balance as of December 31, 2012	$2,603
Accruals for warranties issued during the year	3,617
Settlements during the year	(2,735)
Changes in estimates	(730)

Balance as of December 31, 2013	$2,755

Accrued Product Liability. The Company records accruals for product liability claims when deemed probable and estimable using specific facts and circumstances and prior claim experience. Accruals for product liability claims are valued based upon the Company’s prior claims experience, including consideration of the jurisdiction, circumstances of the accident, type of loss or injury, identity of plaintiff, other potential responsible parties, analysis of outside legal counsel, analysis of internal product liability counsel and the experience of the Company’s director of product safety. Actual product liability costs could be different due to a number of variables such as the decisions of juries or judges.

Defined Benefit Plan. The Company sponsors a nonqualified Supplemental Executive Retirement Plan (“SERP”) for a former senior executive. The SERP is unfunded. The Company accounts for this plan pursuant to Accounting Standards Codification (“ASC”) 710, “Compensation – General.” This guidance requires balance sheet recognition of the overfunded or underfunded status of the defined benefit plan. Actuarial gains and losses, prior service costs or credits, and any remaining transition assets or obligations that have not been recognized under previous accounting guidance must be recognized in the Statement of Operations. The defined benefit obligation for this plan as of December 31, 2013 is $885, of which, $64 and $821 is reflected in Other current liabilities and Other non-current liabilities, respectively, on the Combined Balance Sheet. The Company expects to make benefit payments of $65 per annual over the next five years.

- Continued -

10.

TEREX A.S.V.

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in thousands, unless otherwise noted)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Savings Plans. The Company participates in various tax deferred savings plans sponsored by Terex into which eligible employees may elect to contribute a portion of their compensation. The Company may, but is not obligated to, contribute to certain of these plans. Charges recognized for these savings plans were $330 for the year ended December 31, 2013.

Research and Development Costs. Research and development costs are expensed as incurred. Such costs incurred in the development of new products or significant improvements to existing products are included in selling, general and administrative expenses. Research and development costs were $345 for the year ended December 31, 2013.

Income Taxes. Income taxes as presented herein attribute current and deferred income taxes in the Company’s combined financial statements in a manner that is systematic, rational and consistent with the asset and liability method prescribed by ASC 740. Accordingly, the Company’s income tax provision was prepared following the “Separate-Return Method.” The separate-return method applies ASC 740 to the stand-alone financial statements of each member of the consolidated group as if the group member was a separate taxpayer and a stand-alone enterprise. As a result, actual tax transactions included in the consolidated financial statements of Terex may not be included in the separate combined financial statements of the Company. Similarly, the tax treatment of certain items reflected in the separate combined financial statements of the Company may not be reflected in the financial statements and tax returns of Terex; therefore, such items as net operating losses, credit carryforwards/carrybacks and valuation allowances may exist in the stand-alone combined financial statements that may or may not exist in the Terex’s consolidated financial statements.

The breadth of the Company’s operations and the complexity of tax regulations require assessments of uncertainties and judgments in estimating taxes the Company will ultimately pay. The final taxes paid are dependent upon many factors, including negotiations with taxing authorities in various jurisdictions, outcomes of tax litigation and resolution of disputes arising from federal and state tax audits in the normal course of business.

The Company assesses uncertain tax positions based upon an evaluation of the facts, circumstances and information available at the balance sheet date. Provision is made for uncertain tax positions to the extent that the amounts previously taken or expected to be taken in tax returns exceeds the tax benefits that are recognized in the combined financial statements in respect of the tax positions. A tax benefit is recognized in the combined financial statements only if management considers that it is more likely than not that the tax position will be sustained on examination by the relevant tax authority solely on the technical merits of the position and is measured as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement assuming that the tax authority has full knowledge of all relevant information. Provisions for uncertain tax positions are reviewed regularly and are adjusted to reflect events such as the expiry of limitation.

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. The Company is a division of Terex, which files as a member of consolidated federal and state tax returns. However, the Company does not have a tax sharing agreement with Terex or any other consolidated return parent company. As such, the Company has provided for taxes on a separate-return basis and neither pays taxes to nor is compensated for tax losses (if any) used by other members of these consolidated return filings. The income taxes payable balances as of December 31, 2013 include $0 payable to taxing authorities. The remaining taxes payable, which are reflected in Net parent investment, are a function of the separate-return tax provision calculations. See Note 3 – “Income Taxes.”

Under the asset and liability approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. Deferred taxes result from differences between the financial and tax basis of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

- Continued -

11.

TEREX A.S.V.

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in thousands, unless otherwise noted)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of business and credit risk. Three customers accounted for 45% of the Company’s Net sales for the year ended December 31, 2013 as well as 53% of the Company’s Trade accounts receivable at December 31, 2013. Any disruptions to these customer relationships could have adverse effects on the Company’s financial results. The Company manages customer concentration risk by evaluating in advance the financial condition and creditworthiness of its customers. The Company maintains an allowance for doubtful accounts receivable based upon expected collectability and establishes reserves for doubtful accounts on a case-by-case basis when it is believed the payment of specific amounts owed to us is unlikely to occur. Although the Company has encountered isolated credit concerns related to its customer base, management is not aware of any significant credit risks related to the Company’s customer base and generally does not require collateral or other security to support customer receivables, other than UCC related sales.

Fair Value Measurements. We estimate fair value at a price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal market for the asset or liability. Our valuation techniques require inputs that we categorize using a three-level hierarchy, from highest to lowest level of observable inputs, as follows: (1) unadjusted quoted prices for identical assets or liabilities in active markets (“Level 1”), (2) direct or indirect observable inputs, including quoted prices or other market data, for similar assets or liabilities in active markets or identical assets or liabilities in less active markets (“Level 2”) and (3) unobservable inputs that require significant judgment for which there is little or no market data (“Level 3”). When multiple input levels are required for a valuation, we categorize the entire fair value measurement according to the lowest level of input that is significant to the measurement even though we may have also utilized significant inputs that are more readily observable.

Our Cash, Trade accounts receivable and Trade Accounts payable are by their nature short-term. As a result, the carrying values included in the accompanying Combined Balance Sheet approximate fair value.

NOTE 3 – INCOME TAXES

The Company’s Loss before income taxes is generated in the United States.

The major components of the Company’s Benefit from income taxes are summarized below:

Year Ended
December 31,
2013
Current:
Federal	$2,354
State	245

Current income tax provision	2,599

Deferred:
Federal	(3,113)
State	(200)

Deferred income tax benefit	(3,313)

Total benefit from income taxes	$(714)

- Continued -

12.

TEREX A.S.V.

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in thousands, unless otherwise noted)

NOTE 3 – INCOME TAXES (Continued)

Deferred tax assets and liabilities result from differences in the bases of assets and liabilities for tax and financial statement purposes. The tax effects of the basis differences and net operating loss carryforwards as of December 31, 2013 are summarized below for major balance sheet captions:

Year Ended
December 31,
2013
Property, plant and equipment	$(3,322)
Intangibles	(19,242)
Warranty reserve	991
State net operating losses	244
Pension	324
Inventory reserve	293
Accrued compensation	121
Other	112

Net deferred tax liability	$(20,479)

Total deferred tax assets for the Company’s operations total $2.1 million. Of this balance, $1.6 million and $0.5 million are classified as current and non-current deferred tax assets on the Combined Balance Sheet at December 31, 2013. Total deferred tax liabilities for the Company’s operations total $22.6 million, which are entirely classified as non-current liabilities on the Combined Balance Sheet at December 31, 2013.

The Company evaluates the net realizable value of its deferred tax assets each reporting period. The Company must consider all objective evidence, both positive and negative, in evaluating the future realization of its deferred tax assets, including tax loss carry forwards. Historical information is supplemented by currently available information about future tax years. Realization requires sufficient taxable income to use deferred tax assets. To the extent that estimates of future taxable income decrease or do not materialize, valuation allowances may be required. Based on information currently available, the Company believes that it is more likely than not that the benefit of its deferred tax assets will be realized and as a result, no valuation allowance has been recorded at December 31, 2013.

The Company’s Benefit from income taxes is different from the amount that would be provided by applying the statutory federal income tax rate to the Company’s Loss before income taxes. The reasons for the difference are summarized as follows:

Year Ended
December 31,
2013
Tax at statutory federal income tax rate	$(485)
State taxes (net of Federal benefit)	30
Section 199 deduction	(217)
Other	(42)

Total benefit from income taxes	$(714)

- Continued -

13.

TEREX A.S.V.

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in thousands, unless otherwise noted)

NOTE 3 – INCOME TAXES (Continued)

At December 31, 2013, the Company did not have a domestic federal net operating loss. The Company has various state net operating loss carry forwards available to reduce future state taxable income. These net operating loss carry forwards expire at various dates through 2032.

The Company conducts business throughout the U.S. and files income tax returns in U.S. federal and state jurisdictions, as required. The Company assesses uncertain tax positions for recognition, measurement, and effective settlement. Where the Company has determined that its tax return filing position does not satisfy the more likely than not recognition threshold of ASC 740, “Income Taxes,” it recorded no tax benefits. Where the Company has determined that its tax return filing positions are more likely than not to be sustained, the Company has measured and recorded the largest amount of benefit greater than 50% likely to be realized. The Company recognizes accrued interest and penalties, if any, related to income taxes as (Provision for) benefit from income taxes in its Combined Statement of Operations.

The following table summarizes the activity related to the Company’s total unrecognized tax benefits:

Balance as of January 1, 2013	$528
Additions for current year tax positions	—
Additions for prior year tax positions	—
Reductions for prior year tax positions	—
Settlements	—
Reductions related to expirations of statute of limitations	—

Balance as of December 31, 2013	$528

The Company evaluates each reporting period whether it is reasonably possible that material changes to its uncertain tax position liability could occur in the next 12 months. Changes may occur as a result of uncertain tax positions being considered effectively settled, re-measured, paid, acquired, or divested, as a result of a change in accounting rules, tax law, or judicial decision, or due to the expiration of the statute of limitations. It is not possible to predict which uncertain tax positions, if any, may be challenged by tax authorities. The timing and impact of income tax audits and their resolution is highly uncertain. New facts, laws, pronouncements and judicial decisions can change assessments concerning technical merit and measurement. The amounts of or periods in which changes to reserves for uncertain tax positions will occur is rarely ascertainable. The Company does not believe it is reasonably possible that the total amount of unrecognized tax benefits disclosed as of December 31, 2013 will significantly increase or decrease in the fiscal year ending December 31, 2014.

As of December 31, 2013, the Company had $528 of unrecognized tax benefits. Of the $528 at December 31, 2013, $528, if recognized, would affect the effective tax rate. As of December 31, 2013, the liability for potential penalties and interest was $336. During the year ended December 31, 2013, the Company recognized tax expense of $26 for interest and penalties.

- Continued -

14.

TEREX A.S.V.

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in thousands, unless otherwise noted)

NOTE 4 – INVENTORIES

Inventories consisted of the following:

December 31,
2013
Finished equipment	$1,930
Replacement parts	7,613
Work-in-process	148
Raw materials and supplies	20,836

$30,527

Reserves for lower of cost or market value, excess and obsolete inventory was $814 at December 31, 2013.

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consisted of the following:

December 31,
2013
Land	$1,420
Buildings	14,576
Machinery and equipment	15,254
Construction in progress	70

31,320

Less: Accumulated depreciation	(11,836)

Property, plant and equipment, net	$19,484

Depreciation expense, including for equipment subject to operating leases, for the year ended December 31, 2013 was $1,860.

See Note 10 – “Subsequent Notes” for further discussion on the subsequent sale of property contained within the Property, Plant, and Equipment, net balances above.

NOTE 6 – EQUIPMENT SUBJECT TO OPERATING LEASES, NET

The Company leases products to a certain customer. These operating leases have monthly terms. The net book value of equipment subject to operating leases was $1,160 (net of accumulated depreciation of approximately $187) at December 31, 2013 and is included in Other assets on the Company’s Combined Balance Sheet. The equipment is depreciated on a straight-line basis over its estimated useful life.

For the year ended December, 31, 2013, the Company received approximately $114 of rental income from assets subject to operating leases, none of which represented contingent rental payments.

- Continued -

15.

TEREX A.S.V.

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in thousands, unless otherwise noted)

NOTE 7 – INTANGIBLE ASSETS, NET

Intangible assets, net comprised the following as of December 31, 2013:

	Weighted
	Average Life	Gross Carrying	Accumulated	Net Carrying
	(in years)	Amount	Amortization	Amount
Definite-lived intangible assets:
Patents and trademarks	12	$30,924	$(16,060)	$14,864
Customer relationships	13	70,980	(32,364)	38,616

Total definite-lived intangible assets		$101,904	$(48,424)	$53,480

Amortization of other intangible assets, net is included within Costs of goods sold in the Company’s Combined Statement of Operations. Amortization for the year ended December 31, 2013 was $8,025.

Estimated aggregate intangible asset amortization expense for the next five years is as follows:

2014	$7,958
2015	$7,958
2016	$7,958
2017	$7,958
2018	$5,708

NOTE 8 – RELATED PARTY TRANSACTIONS

(a)	Related party sales and purchases

ASV has historically been managed and operated in the normal course of business by Terex and its subsidiaries. Accordingly, transactions of a trading nature have been made between ASV and affiliated entities. All related party transactions are generally priced to recover costs plus a markup for profit. Related party machine and tools sales of $4,353 and $707, respectively, are included in the Company’s Statement of Operations for the year ended December 31, 2013. Trade receivables from affiliates and Trade payables to affiliates reflected in the Company’s Balance Sheet at December 31, 2013 are related to trading activity with Terex affiliates and these balances are generally settled within 60 days.

- Continued -

16.

TEREX A.S.V.

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in thousands, unless otherwise noted)

NOTE 8 – RELATED PARTY TRANSACTIONS (Continued)

(b)	Allocated expenses from parent

The combined financial statements reflect allocated expenses associated with centralized Terex corporate and segment support functions and services, such as legal, accounting, tax, treasury, internal audit, information technology, and human resources. Allocated expenses from parent in the Company’s Statement of Operations included corporate and segment expenses of $1,346 and $720, respectively, for the year ended December 31, 2013. These expenses have been allocated proportionally to the Company primarily using relative sales. Management considers the allocation methodologies used to be reasonable and appropriate reflections of the historical Terex expenses attributable to ASV for purposes of the stand-alone financial statements; however, the expenses reflected in the combined financial statements may not be indicative of the actual expenses that would have been incurred during the period presented if we had operated as a separate stand-alone entity. In addition, the expenses reflected in the combined financial statements may not be indicative of expenses that will be incurred in the future by ASV.

(c)	Net Parent Investment

The equity of the company on the Combined Balance Sheet represents Terex’s net investment in the ASV business and is presented as “Net Parent Investment” in lieu of stockholders’ equity. The Statement of Changes in Net Parent Investment includes the settlement of related party receivables and payables between ASV and other Terex affiliates, income taxes, and allocated expenses from parent. The Company also participates in Terex’s centralized cash management and financing programs. Disbursements are made through centralized accounts payable system which are operated by Terex. Cash receipts are transferred to centralized accounts, also maintained by Terex. As cash is disbursed and received by Terex, it has been accounted for by the Company through Net Parent Investment. No related party interest income or expense has been included for historical advances to/(from) Parent, which have been accounted for within Net Parent Investment.

NOTE 9 – LITIGATION AND CONTINGENCIES

The Company is involved in various legal proceedings, including product liability, general liability, workers’ compensation liability, employment, commercial and intellectual property litigation, which have arisen in the normal course of operations. The Company is insured for product liability, general liability, workers’ compensation, employer’s liability, property damage and other insurable risk required by law or contract, with retained liability or deductibles. The Company has recorded and maintains an estimated liability in the amount of management’s estimate of the Company’s aggregate exposure for such retained liabilities and deductibles. For such retained liabilities and deductibles, the Company determines its exposure based on probable loss estimations, which requires such losses to be both probable and the amount or range of probable loss to be estimable. The Company believes it has made appropriate and adequate reserves and accruals for its current contingencies and that the likelihood of a material loss beyond the amounts accrued is remote. The Company believes that the outcome of such matters, individually and in the aggregate, will not have a material adverse effect on its financial statements as a whole. However, the outcomes of lawsuits cannot be predicted and, if determined adversely, could ultimately result in the Company incurring significant liabilities which could have a material adverse effect on its results of operations.

- Continued -

17.

TEREX A.S.V.

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in thousands, unless otherwise noted)

NOTE 10 – SUBSEQUENT EVENTS

The Company assessed events occurring subsequent to December 31, 2013 through February 27, 2015 for potential recognition and disclosure in the combined financial statements.

On December 17, 2014, the Company closed on the sale of property in the amount of $3,053, as determined by a third-party appraisal, for building and land located at 1001 NW 3rd Street, Cohasset, MN 55721 to Terex, USA, LLC, an affiliate of ASV. The Company had a net book value of $2,646 recorded at the time of sale. As this was a related party asset sale, the Company recorded the difference between the sales price and net book value as a capital contribution of $407 during 2014.

On December 17, 2014, the Company also closed on the sale of property in the amount of $1,350, as determined by a third-party appraisal, for building and land located at 4101 River Road,Grand Rapids, MN 55744 to Terex, USA LLC, an affiliate of ASV. The Company had a net book value of $708 recorded at the time of the sale. As this was a related party asset sale, the Company recorded the difference between the sales price and net book value as a capital contribution of $642 during 2014.

On October 29, 2014, Manitex International, Inc and Terex announced they had formed a joint venture in ASV. As a result of the agreement, Manitex purchased 14,790,000 shares of stock, which gave Manitex 51% of ASV, while Terex retained the remaining shares and percentage of ASV. The consideration for Manitex’s majority share in ASV was $25 million in cash. At the time of the closing, ASV had entered into two separate loan facilities: a line of credit with JPMorgan Chase Bank for up to $35.0 million, which had $4.7 million outstanding, and a term loan with Garrison Loan Agency Services for $40.0 million. This combined funding of $44.7 million was used to fund Terex $40.1 million ($16.1 for the net assets acquired from Terex USA, LLC and Terex Global GbmH and $24.0 distribution) and pay certain transaction costs of $4.6 million. The sale finalized on December 19, 2014.

18.